UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

Waverley Capital Acquisition Corp. 1

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40748	98-1586578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas
7th Floor
New York, NY 10019
(Address of principal executive offices, including zip code)

(650) 308-9907

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable public warrant	WAVCU	New York Stock Exchange
Class A ordinary shares, $0.0001 par value	WAVC	New York Stock Exchange
Warrants, each whole public warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	WAVCW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In connection with the preparation of the financial statements of Waverley Capital Acquisition Corp. 1, a Cayman Islands exempted company (the “Company”), as of and for the three months ended September 30, 2021, the Company’s management became aware of informal communications between the staff of the Securities and Exchange Commission and certain other registrants and their independent registered public accounting firms. Once aware of these communications, the Company’s management re-evaluated the Company’s application of Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) to its accounting classification of the redeemable Class A ordinary shares, par value $0.0001 per share, of the Company (the “Public Shares”) issued as part of the units sold in the Company’s initial public offering (the “Initial Public Offering”). The Company had previously classified a portion of the Public Shares in permanent equity because, although the Company did not specify a maximum redemption threshold, the Company’s amended and restated memorandum and articles of association provides that the Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Based on such re-evaluation, the Company’s management determined that, in accordance with ASC 480, redemption provisions not solely within the control of the Company would require ordinary shares subject to redemption to be classified outside of permanent equity and therefore all of the Public Shares subject to redemption should be classified outside of permanent equity.

On November 15, 2021, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”), after consultation with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued audited balance sheet as of August 24, 2021, filed with the SEC on August 30, 2021 should be restated to classify all of the Public Shares as temporary equity and should no longer be relied upon. As a result, the Company has restated its financial statements in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021 filed with the SEC on November 15, 2021 (the “Q3 Form 10-Q”), as described therein.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Initial Public Offering.

The Company’s management has concluded that, in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Q3 Form 10-Q.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Marcum, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVERLEY CAPITAL ACQUISITION CORP. 1
Date: November 19, 2021
	By:	/s/ Alan Henricks
Name: Alan Henricks
Title: Chief Financial Officer